EXHIBIT 31.4

CERTIFICATION

I, Bryon T. McGregor, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Pacific Ethanol, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. [Intentionally omitted];

4. [Intentionally omitted]; and

5. [Intentionally omitted].

Date: March 15, 2016

/s/ BRYON T. MCGREGOR
Bryon T. McGregor
Chief Financial Officer (Principal Financial and Accounting Officer)